Exhibit 10.1

PATHMARK STORES, INC.

DEFERRED COMPENSATION PLAN

Effective August 29, 2005

TABLE OF CONTENTS

Page

Purpose	1
ARTICLE 1	Definitions	1
ARTICLE 2	Participation	3
2.1	Participation in the Plan	3
2.2	Enrollment Requirements	3
2.3	Subsequent Deferral Election	3
2.4	Cancellation of Deferral Election Upon 401(K) Hardship Distribution	3
ARTICLE 3	Crediting	3
3.1	Crediting of Deferred Amounts	3
3.2	FICA and Other Taxes	3
3.3	Crediting of Earnings	3
ARTICLE 4	Vesting	3
ARTICLE 5	Payment of Benefits	3
5.1	Withdrawal Payout for Unforeseeable Financial Emergency	3
5.2	Payment at Fixed Dates	3
5.3	Payment Upon Termination of Employment	3
5.4	Payment Upon Death or Disability	3
5.5	Payment Upon Change in Control	3
ARTICLE 6	Beneficiary Designation	3
6.1	Beneficiary	3
6.2	Beneficiary Designation; Change	3
6.3	No Beneficiary Designation	3
6.4	Doubt As To Beneficiary	3
ARTICLE 7	Termination, Amendment or Modification	3
ARTICLE 8	Administration	3
8.1	Committee Duties	3
8.2	Agents	3
8.3	Indemnification of Committee	3
ARTICLE 9	Other Benefits and Agreements	3
9.1	Coordination with Other Benefits	3
ARTICLE 10	Claims Procedures	3
10.1	Presentation of Claim	3
10.2	Notification of Decision	3
10.3	Review of a Denied Claim	3
10.4	Decision on Review	3
10.5	Legal Action	3
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ARTICLE 11	Miscellaneous	3
11.1	Unsecured General Creditor	3
11.2	Company’s Liability	3
11.3	Nonassignability	3
11.4	Furnishing Information	3
11.5	Terms	3
11.6	Captions	3
11.7	Governing Law	3
11.8	Notice	3
11.9	Successors	3
11.10	Spouse’s Interest	3
11.11	Validity; No Waiver	3
11.12	Incompetent	3
11.13	Distribution in the Event of Taxation	3
11.14	Taxes and Withholding	3
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PATHMARK STORES, INC.

DEFERRED COMPENSATION PLAN

Effective August 29, 2005

PURPOSE

The purpose of this Plan is to provide deferred compensation benefits to a select group of management and highly compensated employees of Pathmark Stores, Inc., a Delaware corporation (the “Company”). This Plan is intended to constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of ERISA and the Code.

ARTICLE 1

DEFINITIONS

For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following meanings:

1.1

“Account” of a Participant shall mean such Participant’s Salary Deferral Account, Bonus Deferral Account or Company Contribution Account. Each Salary Deferral Account, Bonus Deferral Account and Company Contribution Account of a Participant shall have a separate subaccount for each calendar or fiscal year (as applicable) initially consisting of amounts credited to such Participant under Section 3.1(a), 3.1(b) and 3.1(c), respectively, for such year. Each Account shall be a bookkeeping entry only and shall be utilized solely for the measurement and determination of the amounts to be paid to the Participant or his or her Beneficiary pursuant to this Plan.

1.2	“Annual Bonus” shall mean a Participant’s annual incentive compensation award under the Pathmark Stores, Inc. Executive Incentive Plan or successor thereto.
1.3

“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 6, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.4

“Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.5	“Board” shall mean the board of directors of the Company.
1.6

“Bonus Deferral Account” of a Participant shall mean (i) the sum of all of the deferrals of Annual Bonus credited to such Participant under Section 3.1(b), plus (ii) such additional amounts as are debited or credited to such Account in accordance with Section 3.3, less

(iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to such Account.

1.7	“Change in Control” shall mean
(i)

the individuals who, as of the effective date of the Plan, constitute the Board, and subsequently elected members of the Board whose election is approved or recommended by at least a majority of the members of the Board as of such effective date or their successors whose election was so approved or recommended (other than any subsequently elected members whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person (as defined below) other than the Board), cease for any reason to constitute at least a majority of the Board;

(ii)

the acquisition of beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the ”Exchange Act”), of 35% or more of the Company’s common stock then outstanding, by any person, entity or group (a “Person”), within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than (A) the Company or any of its subsidiaries, (B) an employee benefit plan of the Company or trustee or other fiduciary holding securities under an employee benefit plan of the Company or person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) an entity owned, directly or indirectly, by the Company’s stockholders in substantially the same proportions as their ownership of Common Stock or (E) Yucaipa Companies, LLC (“Yucaipa”); provided, however, that a reverse subsidiary merger or similar transaction shall not be a Change in Control under this Section 1.7(ii) if it would not otherwise be a Change in Control under Section 1.7(iii) below; or

(iii)

the consummation in one or a series of transactions, or the approval of the Company’s stockholders in the case of clause (A), of either (A) a plan of complete liquidation or dissolution of the Company or (B) a merger, amalgamation or consolidation of the Company with any Person, the issuance of voting securities of the Company or any subsidiary in connection with a merger, consolidation or recapitalization of the Company or a subsidiary, the sale or other disposition of all or substantially all of the assets of the Company to any Person or the acquisition of assets of any Person or other business combination or transaction (each, a “Business Combination”), unless, in each case of a Business Combination, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock outstanding immediately

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prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of the Company’s common stock and 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the assets of the Company and its subsidiaries either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company’s common stock.

Notwithstanding the foregoing, in no event shall a Change in Control result from (I) any increase in Yucaipa’s beneficial ownership of equity of the Company or (II) the acquisition by Yucaipa of all or substantially all of the business or assets of the Company.

1.8	“Claimant” shall have the meaning set forth in Section 10.1.
1.9	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
1.10	“Committee” shall mean the compensation committee of the Board or such other committee as the Board appoints to administer the Plan.
1.11	“Company” shall mean Pathmark Stores, Inc., a Delaware corporation, and any successor thereto.
1.12	“Company Contribution” shall mean the amount, if any, determined by the Board or the Committee to be credited to a Participant’s Company Contribution Account.
1.13

“Company Contribution Account” of a Participant shall mean (i) the sum of all of the Company Contributions on behalf of such Participant which are credited in accordance with Section 3.1(c), plus (ii) such additional amounts as are debited or credited to such Account in accordance with Section 3.3, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to such Account.

1.14

“Disability” of a Participant shall mean a medically determinable physical or mental impairment of the Participant that can be expected to result in death or last for a continuous period of not less than 12 months and that entitles the Participant to receive benefits under the Company’s short term or long term disability plan for a period of not less than 3 months.

1.15	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
1.16

“Measurement Funds” shall mean the Vanguard Funds or the group of such other mutual funds or other investment categories, options or indices which the Committee shall prescribe from time to time in writing by notice given to the Participants, which shall at all times include a money market fund.

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1.17

“Participant” shall mean John T. Standley and Kenneth P. Martindale and each other management and/or highly compensated employee of the Company and its subsidiaries as the Committee may select to participate in the Plan. The term “Participant” shall include a former employee with a vested Account balance.

1.18	“Plan” shall mean this Deferred Compensation Plan, as amended from time to time.
1.19

“Salary Deferral Account” of a Participant shall mean (i) the sum of all of the deferrals of base salary credited to such Participant under Section 3.1(a), plus (ii) such additional amounts as are debited or credited to such Account in accordance with Section 3.3, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to such Account.

1.20

“Termination of Employment” shall mean the ceasing of a Participant’s employment with the Company and all entities that would be considered a single employer with the Company under Code Section 414(b) and (c), voluntarily or involuntarily, for any reason, or “separation from service” as defined for purposes of Code Section 409A, if earlier.

1.21

“Unforeseeable Financial Emergency” shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) an illness or accident of the Participant or the spouse or a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined in good faith by the Committee taking into account any limitations imposed by Code Section 409A.

ARTICLE 2

PARTICIPATION

2.1          PARTICIPATION IN THE PLAN. Each Participant shall become eligible to participate in the Plan on the date he or she is selected by the Committee as a Participant.

2.2	ENROLLMENT REQUIREMENTS.
(a)

Deferral Elections. Each Participant desiring to defer base salary and/or an Annual Bonus shall file an election, in the form specified by the Committee, specifying the percentage or amount desired to be deferred and the payment date or dates for amounts deferred pursuant to that deferral election. In the case of an election to defer base salary, such election must be filed no later than December 31 of the calendar year preceding the year in which the services for which the salary is paid are performed. In the case of an election to defer an Annual Bonus, such election must be filed no later than July 15 of the fiscal year with respect to which the Annual Bonus is earned. Notwithstanding the foregoing, in the case of the first year in which the Participant becomes eligible to participate in the Plan, the Participant may make an election to defer base salary and/or an Annual Bonus within 30 days of first becoming eligible to participate, but only with respect to

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base salary for services performed after the election and only with respect to a portion of the Annual Bonus determined by multiplying the Annual Bonus by the ratio of the number of days remaining in the fiscal year to which the Annual Bonus relates after the election over the total number of days in the fiscal year. A Participant’s election to defer base salary and/or an Annual Bonus shall be irrevocable after the applicable deadline for such election under this Section 2.2(a), except as provided in Section 2.4.

(b)

Company Contribution Elections. Each Participant shall file an election, in the form specified by the Committee, specifying the payment date or dates for any Company Contributions credited to such Participant. Such election must be filed no later than December 31 of the calendar year preceding the fiscal year for which such Company Contribution is credited or, if later, the 30th day after the Participant first becomes eligible to participate in the Plan.

(c)

Permissible Payment Dates. A Participant may elect to have his or her Account (or subaccount) paid (i) in specified amounts or percentages on specified fixed dates, and/or (ii) in a lump sum or in five (5), ten (10) or fifteen (15) equal, consecutive annual installments, commencing at the date of or otherwise at a specified interval following his or her Termination of Employment (subject to Section 5.3). Except as provided in Sections 2.3 and 5.1, an election of payment dates shall be irrevocable with respect to the subaccount established for amounts subject to that election, but a different payment election may be made for the subaccount established for any subsequent year. If a Participant fails to make a payment election for a subsequent year, the most recent payment election shall continue in effect.

2.3          SUBSEQUENT DEFERRAL ELECTION. Notwithstanding Section 2.2(c), a Participant may file a new election under Section 2.2(c) that delays a payment or changes the form of a payment under a prior election provided that: (i) the new election may not take effect until 12 months after the date of filing; (ii) a payment under the new election may not be made sooner than five (5) years after the date such payment would otherwise have been paid (or, in the case of installment payments treated as a single payment for purposes of Code Section 409A, five (5) years after the date the first amount was scheduled to be paid), except for payments on account of death, Disability or Unforeseeable Financial Emergency; and (iii) if the new election is changing a prior election under Section 2.2(c)(i), the new election must be made at least 12 months prior to the date such payment would otherwise have been made (or in the case of installment payments treated as a single payment for purposes of Code Section 409A, 12 months prior to the date the first amount was scheduled to be paid).

2.4          CANCELLATION OF DEFERRAL ELECTION UPON 401(K) HARDSHIP DISTRIBUTION. A Participant’s deferral election under Section 2.2(a) shall be cancelled to the extent required in connection with a hardship distribution under the Company’s qualified defined contribution plan containing a Code Section 401(k) deferral feature. Such cancellation shall only apply with respect to elective deferrals under this Plan which have not yet been credited to the Participant’s Account.

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ARTICLE 3

CREDITING

3.1	CREDITING OF DEFERRED AMOUNTS
(a)

A Participant’s Salary Deferral Account shall be credited with the portion of such Participant’s base salary, if any, which the Participant has elected to defer as of the date or dates on which such amounts would otherwise be paid to the Participant.

(b)

A Participant’s Bonus Deferral Account shall be credited with the portion of the Participant’s Annual Bonus, if any, which the Participant has elected to defer as of the date or dates on which such amount would otherwise be paid to the Participant.

(c)

A Participant’s Company Contribution Account shall be credited with any Company Contribution with respect to a fiscal year as of the first day of such fiscal year or such other date as is determined by the Committee.

3.2          FICA AND OTHER TAXES. The Company shall withhold the Participant’s share of FICA and any other employment taxes or other amounts required to be withheld from or with respect to deferred amounts in such reasonable manner as the Company deems appropriate.

3.3          CREDITING OF EARNINGS. In accordance with, and subject to, such reasonable rules and procedures as may from time to time be established by the Committee, amounts shall be credited to or debited from each subaccount in a Participant’s Accounts in accordance with the following rules:

(a)

Measurement Funds. Each Participant shall have the right, from time to time, to select those Measurement Funds in which his or her subaccounts shall be deemed to be invested. If the Participant has not selected one or more Measurement Funds, his or her subaccounts shall be deemed to be invested in the Vanguard Prime Money Market Fund #0030. The Participant shall provide two business days’ notice to the Company prior to making any change in the deemed investment of his or her subaccounts, but shall not in any event be permitted to make such changes to the extent the Company would not be able to make corresponding changes to its actual investment of funds, if any, it being understood that the Company shall be under no obligation to invest funds in the same manner as any Participant’s deemed investment of his or her subaccounts.

(b)	Crediting or Debiting Method. A Participant’s subaccounts shall be credited or debited on a daily basis, based on the performance of the selected Measurement Funds.
(c)

No Actual Investment. Notwithstanding any other provision of this Plan, the Measurement Funds are to be used for measurement purposes only, and the crediting or debiting of amounts to a Participant’s subaccounts shall not

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be considered or construed in any manner (i) as an actual investment of his or her subaccounts in any Measurement Fund, or (ii) as giving rise to the segregation of funds for the Participant. In the event that the Company, in its own discretion, decides to invest funds in any Measurement Fund, no Participant shall have any rights in or to any such Measurement Fund. Without limiting the foregoing, a Participant’s subaccounts shall at all times be bookkeeping entries only and shall not represent any investment made on his or her behalf by the Company; the Participant shall at all times remain an unsecured creditor of the Company with respect to his or her entitlement to benefits hereunder.

ARTICLE 4

VESTING

A Participant shall be 100% vested at all times in his or her Salary Deferral Account and Bonus Deferral Account. A Participant shall become vested in any Company Contribution credited to his or her Company Contribution Account under Section 3.1(c) (and any earnings credited with respect to such Contribution under Section 3.3) on the earliest of: (i) the day before the first anniversary of the crediting of such Company Contribution or such other date or dates specified by the Committee at the time of determining the amount of such Company Contribution; (ii) the Participant’s death or Disability while in employment with the Company; (iii) the Participant’s retirement at or after attaining age 65 (or, if earlier, the Participant’s retirement under the Company’s qualified defined benefit pension plan); or (iv) the occurrence of a Change in Control, provided that in each case he or she continues in continuous employment with the Company until such date. The unvested portion of a Participant’s Company Contribution Account shall be forfeited upon Termination of Employment.

ARTICLE 5

PAYMENT OF BENEFITS

5.1          WITHDRAWAL PAYOUT FOR UNFORESEEABLE FINANCIAL EMERGENCY. If a Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to receive a partial or full payout of his or her Accounts, to the extent vested. The amount of the payout shall not exceed the lesser of the vested portion of the Participant’s Accounts, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency (plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution), after taking into account the extent to which the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). The Committee shall consider each such request in good faith. If the petition for a payout is approved, such payout shall be made as promptly as reasonably practicable.

5.2          PAYMENT AT FIXED DATES. A Participant’s Account (or subaccount), to the extent vested, shall be paid on the fixed date or dates specified by the Participant in his or her election under Section 2.2(c)(i), if applicable.

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5.3          PAYMENT UPON TERMINATION OF EMPLOYMENT. Upon Termination of Employment, a Participant’s Account (or subaccount), to the extent vested, shall be paid on the date or dates specified by the Participant in his or her election under Section 2.2(c)(ii), if applicable; provided, however that if the Company’s stock is then “publicly traded” within the meaning of Code Section 409A, any amounts otherwise payable within six months of Termination of Employment (other than by reason of death) shall be delayed until six months after Termination of Employment.

5.4          PAYMENT UPON DEATH OR DISABILITY. Notwithstanding any payment election under Section 2.2(c), upon death or Disability, a Participant’s Accounts shall be paid in a single lump sum to the Participant or, in the case of death, to his or her Beneficiary, as soon as practical following the date of death or Disability.

5.5          PAYMENT UPON CHANGE IN CONTROL. Notwithstanding any payment election under Section 2.2(c), upon a Change in Control, a Participant’s Accounts shall be paid in a single lump sum to the Participant as soon as practical following the date of such Change in Control; provided, however, that if the Change in Control is not a permissible distribution event under Code Section 409A, then the Participant’s Accounts (or subaccounts) shall be paid on the date or dates specified by the Participant in his or her election under Section 2.2(c) (or upon his or her death or Disability, if earlier).

ARTICLE 6

BENEFICIARY DESIGNATION

6.1          BENEFICIARY. Each Participant shall have the right, at any time, to designate his or her Beneficiary (both primary as well as contingent) to receive any benefits payable under the Plan upon the death of the Participant. Designation of a Beneficiary other than a Participant’s surviving spouse or a Participant’s estate shall not be effective unless consented to by the Participant’s spouse in the manner required by the Committee. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.

6.2          BENEFICIARY DESIGNATION; CHANGE. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

6.3          NO BENEFICIARY. If a Participant fails to designate a Beneficiary as provided in Sections 6.1 and 6.2 above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving

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spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the Participant’s estate or otherwise as directed under any applicable living trust or similar instrument of the Participant.

6.4          DOUBT AS TO BENEFICIARY. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in good faith, to cause the Company to withhold such payments until this matter is resolved to the Committee’s satisfaction.

ARTICLE 7

TERMINATION, AMENDMENT OR MODIFICATION

The Committee or the Board may modify, amend or terminate the Plan at any time; provided, however, that no such modification, amendment or termination shall cancel, reduce or otherwise adversely affect the amount credited to a Participant’s Account as of the date of such modification, amendment or termination without the express written consent of such Participant; and provided further, however, that the Committee or the Board may adopt such modifications or amendments as may be necessary or desirable to facilitate the administration, management or interpretation of the Plan or to conform the Plan to the requirements of applicable law, including ERISA and the Code. In connection with any termination of the Plan, the Committee or the Board may, in its discretion, cause the distribution of the amounts deferred pursuant to the Plan, subject to and in accordance with the requirements of Code Section 409A.

ARTICLE 8

ADMINISTRATION

8.1          COMMITTEE DUTIES. This Plan shall be administered by the Committee. The Committee shall have the discretion and authority in good faith to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions, including questions of fact and questions as to interpretations of this Plan, as may arise in connection with the Plan.

8.2          AGENTS. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

8.3          INDEMNIFICATION OF COMMITTEE. The Company shall indemnify and hold harmless each member of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan.

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ARTICLE 9

OTHER BENEFITS AND AGREEMENTS

9.1          COORDINATION WITH OTHER BENEFITS. The benefits provided for a Participant and such Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program maintained by the Company. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program, except as may otherwise be expressly provided.

ARTICLE 10

CLAIMS PROCEDURES

10.1       PRESENTATION OF CLAIM. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for amounts distributable to such Claimant under the Plan.

10.2       NOTIFICATION OF DECISION. The Committee shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:

(a)	that the Claimant’s claim has been allowed in full; or
(b)	that the Committee has denied such claim, in whole or in part, in which case such notice shall set forth in a manner reasonably calculated to be understood by the Claimant:
(i)	the specific reason(s) for the denial of the claim, or any part of it;
(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;
(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and
(iv)	an explanation of the claim review procedure set forth in Section 10.3 below.

10.3       REVIEW OF A DENIED CLAIM. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 60 days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):

(a)	may review pertinent documents;
(b)	may submit written comments or other documents; and/or

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(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

10.4       DECISION ON REVIEW. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee’s decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;
(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based; and
(c)	such other matters as the Committee deems relevant.

10.5       LEGAL ACTION. A Claimant’s compliance with the foregoing provisions of this Article 10 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 11

MISCELLANEOUS

11.1       UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. Any and all of the Company’s assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

11.2       COMPANY’S LIABILITY. The Company’s liability for the payment of benefits shall be defined only by the Plan and any elections made by the Participant pursuant to the Plan. The Company shall have no obligation to a Participant or any other person under the Plan except as expressly provided in the Plan and any such election.

11.3       NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, nonassignable and non-transferable, except that the foregoing shall not apply to any family support obligations set forth in a “domestic relations order” under Code Section 414(p)(1)(B). No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

11.4       FURNISHING INFORMATION. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take

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such other actions as may reasonably be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder.

11.5       TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

11.6       CAPTIONS. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

11.7       GOVERNING LAW. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the laws of Delaware without regard to its conflicts of laws principles.

11.8       NOTICE. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, sent by registered or certified mail, or sent by facsimile or e-mail to the address below:

General Counsel

Pathmark Stores, Inc.

200 Milik Street

Carteret, NJ 07008

Facsimile Number: 732-499-6891

E-mail Address: mstrassler@pathmark.com

Such Notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, sent by mail or sent by facsimile or e-mail, to the last known address of the Participant.

11.9       SUCCESSORS. This Plan and all rights of each Participant hereunder shall inure to the benefit of and be enforceable by the Participant’s Beneficiary, personal or legal representatives, or estate, to the extent any such person succeeds to the Participant’s interests under this Plan. No rights or obligations of the Company under this Plan may be assigned or transferred except that the Company shall use its best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform the Company’s obligations under this Plan in the same manner and to the same extent that the Company would have been required to perform them if no such succession had taken place. As used in this Plan, the “Company” shall mean both the Company as defined above and any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 11.9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law or otherwise.

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11.10     SPOUSE’S INTEREST. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

11.11     VALIDITY; NO WAIVER. In the event that any provisions of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein. The failure of the Company or any Participant to insist upon strict compliance with any provisions of, or to assert any right under, this Plan shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Plan.

11.12     INCOMPETENT. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate, prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant or the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

11.13     DISTRIBUTION IN THE EVENT OF TAXATION. If, for any reason, all or any portion of a Participant’s benefit under this Plan becomes taxable to the Participant prior to receipt, the Company shall promptly distribute to the Participant, to the extent permitted under Code Section 409A, immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed the Participant’s unpaid vested Accounts under the Plan).

11.14     TAXES AND WITHHOLDING. The Company shall withhold from any distribution or other payment under this Plan any and all employment and income taxes that are required to be withheld under applicable law.

IN WITNESS WHEREOF, the undersigned has executed this Plan document on behalf of the Company this 26th day of September, 2006, effective as of August 29, 2005.

PATHMARK STORES, INC.

a Delaware corporation

By: /s/ Frank G. Vitrano
      Frank G. Vitrano

Title: President and Chief Financial Officer

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